For period ending  March 31, 1997

File number 811-6376


77.A.Is the Registrant filing any of the following attachments with the current filing of Form N-SAR?
(ANSWER FOR ALL SERIES AS A GROUP)

__________________________________


Y/N


NOTE: If answer is Y (Yes), mark those items below being filed as an attachment to this form or incorporated by reference.

_____


Y/N

     B.   Accountant s report on internal control      ___   __
     C.   Matters submitted to a vote of security holders        ___N__
     D.   Policies with respect to security investments          ___N__
     E.   Legal proceedings        ___N__
     F.   Changes in security for debt       ___N__
     G.   Defaults and arrears on senior securities         ___N__
     H.   Changes in control of Registrant        ___N__
     I.   Terms of new or amended securities      ___N__
     J.   Revaluation of assets or restatement of capital share account
          ___N__
     K.   Changes in Registrant s certifying accountant          ___N__
     L.   Changes in accounting principles and practices         ___   __
     M.   Mergers        ___N__
     N.   Actions required to be reported pursuant to Rule 2a-7  ___N__
     O.   Transactions effected pursuant to Rule 10f-3      ___N__
     P.   Information required to be filed pursuant to existing exemptive
          orders         ___N__

Attachment Information (Cont. On Screen 39)

For period ending  March 31, 1997

File number 811-6376


Attachment Information (Cont. from Screen 38)

77.  Q.   1.   Exhibits       _____

Y/N


          2.   Any information called for by instructions to s
 77Q2      ___N__
                             Y/N



          3.   Any information called for by instructions to sub-item
 77Q3      ___N__
                             Y/N




SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __


79. List the 811 numbers and names of Registrant s wholly-owned investment company subsidiaries consolidated in this report.


811 Number          Subsidiary
Name

For period ending March 31, 1997

File number 811-6376
ANNUAL SUPPLEMENT
Page 53 is to be filed only once each year at the end of Registrants fiscal year.

105. Fidelity bond(s) in effect at the end of the period:

     A.      Insurer Name:  ICI Mutual Insurance Co.

     B.      Second Insurer:

     C.      Aggregate face amount of coverage for Registrant on all bonds on
             which it is named as an insured ($000 s omitted)          $45,000

106. A.      Is the bond part of a joint fidelity bond(s) shared with other
             investment companies or other entities?         Y
                    Y/N

     B.      If the answer to 106A is  Y  (Yes), how many other investment
             companies or other entities are covered by the bond?         62
             NOTE:  Count each series as a separate investment company.

107. A. Does the mandatory coverage of the fidelity bond have a deductible?
             N

             Y/N

     B.      If the answer to 107A is  Y  (Yes), what is the amount of the
             deductible?    $______

108. A.      Were any claims with respect to this Registrant filed under the
             bond during the period?      N

             Y/N

     B.      If the answer to 108A is  Y  (Yes), what was the total amount of
             such claim(s)?                                     $______

109. A. Were any losses incurred with respect to this Registrant that could have been filed as a claim under the fidelity bond but
             were not?         N

             Y/N

     B.      If the answer to sub-item 109A is  Y  (Yes), what was the total
             amount of such losses?  ($000 s omitted)       $______

110. A. Are Registrant s officers and directors covered as officers and directors of Registrant under any errors and omissions insurance
             policy owned by the Registrant or anyone else?       Y

             Y/N

     B.      Were any claims filed under such policy during the period with
             respect to Registrant?      N

             Y/N